Exhibit 99.1

VMware Reports First Quarter 2011 Results

•	Year-over-Year Revenue Growth of 33% to $844 Million

•	EPS Growth of 53% to $0.29; Non-GAAP EPS Growth of 50% to $0.48

•	Operating Margin of 18.2%; Non-GAAP Operating Margin of 29.9%

•	Trailing Twelve Months Operating Cash Flows Growth of 20% to $1.3 Billion; Free Cash Flows Growth of 39% to $1.3 Billion

PALO ALTO, Calif., April 19, 2011 — VMware, Inc. (NYSE: VMW), the global leader in virtualization and cloud infrastructure, today announced financial results for the first quarter of 2011:

•	Revenues for the first quarter were $844 million, an increase of 33% from the first quarter of 2010.

•

Operating income for the first quarter was $154 million, an increase of 50% from the first quarter of 2010. Non-GAAP operating income for the first quarter was $252 million, an increase of 44% from the first quarter of 2010.

•

Net income for the first quarter was $126 million, or $0.29 per diluted share, compared to $78 million, or $0.19 per diluted share, for the first quarter of 2010. Non-GAAP net income for the quarter was $204 million, or $0.48 per diluted share, compared to $133 million, or $0.32 per diluted share, for the first quarter of 2010.

•

Operating cash flows for the first quarter were $478 million, an increase of 35% from the first quarter of 2010. Free cash flows for the quarter were $473 million, an increase of 45% from the first quarter of 2010.

•	Trailing twelve months operating cash flows were $1.3 billion, an increase of 20%. Trailing twelve months free cash flows were $1.3 billion, an increase of 39%.

•	Cash, cash equivalents and short-term investments were $3.7 billion and unearned revenue was $2.0 billion as of March 31, 2011.

U.S. revenues for the first quarter of 2011 grew 26% to $400 million from the first quarter of 2010. International revenues grew 40% to $444 million from the first quarter of 2010.

License revenues for the first quarter of 2011 were $419 million, an increase of 34% from the first quarter of 2010. Service revenues, which include software maintenance and professional services, were $425 million for the first quarter of 2011, an increase of 32% from the first quarter of 2010.

“The quarter’s strong performance underscores the value that VMware is providing customers on their journey to cloud computing,” said Paul Maritz, chief executive officer. “Customers continue to invest in our portfolio of virtualization and cloud infrastructure solutions to remove complexity and enable IT as a Service.”

“VMware’s first quarter results were driven by strong demand across all geographies,” said Mark Peek, chief financial officer. “Second quarter 2011 revenues are expected to be in the range of $860 and $880 million, a year-over-year increase of 28% to 31%. For the year, we expect annual revenues to be in the range of $3.55 billion and $3.65 billion, an increase of 24% to 28% compared to 2010. We expect our non-GAAP operating margin for 2011 to expand slightly from 2010.”

Recent Highlights & Strategic Announcements

•

In February 2011, VMware announced at VMware Partner Exchange 2011 new specializations, certification, solution competency and toolkits designed to help partners deliver enterprise hybrid cloud solutions. The industry’s premier event included more than 3,300 attendees, an increase of over 25% from the prior year, with 65 sponsors and exhibitors.

•

In March 2011, VMware announced VMware vCenter™ Operations, a strategy and a new solution to simplify and automate how IT organizations manage services in dynamic virtual and cloud environments. vCenter Operations will integrate performance, capacity and configuration management capabilities.

•

In April 2011, VMware introduced Cloud Foundry™, the industry’s first open Platform as a Service, representing a new generation of application platform, architected specifically for cloud computing environments and to be delivered as a service from enterprise datacenters and public cloud service providers.

•

During the quarter, VMware announced it has reached a milestone in delivering the enterprise hybrid cloud with the availability of VMware vCloud® Datacenter Services from Sing Tel, BlueLock and Colt, beta services available from Verizon, and the addition of SOFTBANK TELECOM to the VMware vCloud Datacenter Services Program.

VMware plans to host a conference call today to review its first quarter 2011 results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via the Web at http://ir.vmware.com. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 30 days.

About VMware

VMware delivers virtualization and cloud infrastructure solutions that enable IT organizations to energize businesses of all sizes. With the industry leading virtualization platform – VMware vSphere® – customers rely on VMware to reduce capital and operating expenses, improve agility, ensure business continuity, strengthen security and go green. With 2010 revenues of $2.9 billion, more than 250,000 customers and 25,000 partners, VMware is the leader in virtualization, which consistently ranks as a top priority among CIOs. VMware is headquartered in Silicon Valley with offices throughout the world and can be found online at www.vmware.com

# # #

VMware, VMware vSphere,VMware vCenter, VMware vCloud and Cloud Foundry are registered trademarks or trademarks of VMware, Inc. in the United States and/or other jurisdictions. Other marks mentioned herein are trademarks which are proprietary to VMware, Inc. or another company.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding VMware’s second quarter and annual revenue projections, expectations regarding 2011 operating margins, the expected value of VMware’s product portfolio in efforts by customers to remove complexity from IT infrastructures and implement cloud computing solutions and expectations for newly introduced solutions such as vCenter Operations and Cloud Foundry. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer or information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization market, and new product and marketing initiatives by our competitors; (iv) factors that affect timing of license revenue recognition such as product announcements and beta programs; (v) our customers’ ability to develop, and to transition to, new products and computing strategies such as cloud computing and desktop virtualization; (vi) the uncertainty of customer acceptance of emerging technology; (vii) changes in the willingness of customers to enter into longer term licensing and support arrangements; (viii) rapid technological and market changes in virtualization software and platforms for cloud and desktop computing; (ix) changes to product development timelines; (x) VMware’s relationship with EMC Corporation and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members; (xi) our ability to protect our proprietary technology; (xii) our ability to attract and retain highly qualified employees; (xiii) the successful integration of acquired companies and assets into VMware; and (xiv) fluctuating currency exchange rates. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

VMware, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended March 31,
	2011	2010
Operating activities:
Net income	$125,812	$78,421
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80,949	53,788
Stock-based compensation, excluding amounts capitalized	80,573	63,697
Excess tax benefits from stock-based compensation	(50,008)	(23,918)
Other	962	1,417
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	81,340	185,231
Other assets	(17,920)	(845)
Due to/from EMC, net	60,700	25,776
Accounts payable	9,398	(2,647)
Accrued expenses	(68,569)	(51,202)
Income taxes receivable from EMC	35,444	—
Income taxes payable	32,927	14,365
Deferred income taxes, net	(12,077)	(4,221)
Unearned revenue	118,386	15,090

Net cash provided by operating activities	477,917	354,952

Investing activities:
Additions to property and equipment	(27,046)	(31,112)
Capitalized software development costs	(27,422)	(21,861)
Purchases of available-for-sale securities	(598,767)	—
Sales of available-for-sale securities	153,097	—
Maturities of available-for-sale securities	215,579	—
Purchase of strategic investments	(14,000)	—
Sale of strategic investments	2,513	—
Business acquisitions, net of cash acquired	(14,950)	(106,550)
Transfer of net assets under common control	(12,490)	—
Increase in restricted cash	(45,000)	(16,848)

Net cash used in investing activities	(368,486)	(176,371)

Financing activities:
Proceeds from issuance of common stock	90,171	109,775
Repurchase of common stock	(147,729)	(31,348)
Excess tax benefits from stock-based compensation	50,008	23,918
Shares repurchased for tax withholdings on vesting of restricted stock	(21,912)	(10,906)

Net cash provided by (used in) financing activities	(29,462)	91,439

Net increase in cash and cash equivalents	79,969	270,020
Cash and cash equivalents at beginning of the period	1,628,965	2,486,461

Cash and cash equivalents at end of the period	$1,708,934	$2,756,481

VMware, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended March 31,
	2011	2010
Revenues:
License	$418,999	$312,177
Services	424,722	321,356

	843,721	633,533
Operating expenses (1):
Cost of license revenues	56,018	40,121
Cost of services revenues	93,879	68,529
Research and development	169,163	138,112
Sales and marketing	302,924	216,829
General and administrative	68,235	67,756

Operating income	153,502	102,186
Investment income	3,406	685
Interest expense with EMC, net	(959)	(901)
Other income (expense), net	165	(4,331)

Income before income taxes	156,114	97,639
Income tax provision	30,302	19,218

Net income	$125,812	$78,421

Net income per weighted-average share, basic for Class A and Class B	$0.30	$0.19

Net income per weighted-average share, diluted for Class A and Class B	$0.29	$0.19

Weighted-average shares, basic for Class A and Class B	417,444	404,480
Weighted-average shares, diluted for Class A and Class B	429,247	416,853

(1) Includes stock-based compensation as follows:
Cost of license revenues	$466	$385
Cost of services revenues	5,588	4,157
Research and development	41,884	34,723
Sales and marketing	22,523	16,047
General and administrative	10,112	8,385

VMware, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	March 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$1,708,934	$1,628,965
Short-term investments	1,952,868	1,694,675
Accounts receivable, net of allowance for doubtful accounts of $3,649 and $4,519	534,175	614,726
Due from EMC, net	—	55,481
Deferred tax asset	120,550	100,689
Other current assets	251,105	203,119

Total current assets	4,567,632	4,297,655
Property and equipment, net	421,500	419,065
Capitalized software development costs, net and other	149,750	151,945
Deferred tax asset	119,731	149,126
Intangible assets, net	209,724	210,928
Goodwill	1,580,726	1,568,600

Total assets	$7,049,063	$6,797,319

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$72,738	$58,913
Accrued expenses and other	401,406	459,813
Due to EMC, net	5,219	—
Unearned revenue	1,309,278	1,270,426

Total current liabilities	1,788,641	1,789,152
Note payable to EMC	450,000	450,000
Unearned revenue	669,202	589,668
Deferred tax liability	13,134	30,096
Other liabilities	135,607	129,960

Total liabilities	3,056,584	2,988,876
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 118,070 and 116,701 shares	1,181	1,167
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3,000	3,000
Additional paid-in capital	2,999,855	2,955,971
Accumulated other comprehensive income	33,961	19,635
Retained earnings	954,482	828,670

Total stockholders’ equity	3,992,479	3,808,443

Total liabilities and stockholders’ equity	$7,049,063	$6,797,319

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended March 31, 2011

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items	Capitalized Software Development Costs (1)	Stock-Based Compensation Included in Capitalized Software Development	Tax Adjustment (2)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$56,018	(466)	(24)	(9,040)	—	(28,465)	—	—	$18,023
Cost of services revenues	$93,879	(5,588)	(377)	(1,242)	—	—	—	—	$86,672
Research and development	$169,163	(41,884)	(2,071)	(797)	—	32,304	(4,882)	—	$151,833
Sales and marketing	$302,924	(22,523)	(1,053)	(2,089)	—	—	—	—	$277,259
General and administrative	$68,235	(10,112)	(239)	(36)	(172)	—	—	—	$57,676

Operating income	$153,502	80,573	3,764	13,204	172	(3,839)	4,882	—	$252,258
Operating margin	18.2%	9.5%	0.4%	1.6%	—	-0.4%	0.6%	—	29.9%

Income before income taxes	$156,114	80,573	3,764	13,204	172	(3,839)	4,882	—	$254,870

Income tax provision	$30,302							20,672	$50,974
Tax rate	19.4%								20.0%

Net income	$125,812	80,573	3,764	13,204	172	(3,839)	4,882	(20,672)	$203,896

Net income per weighted-average share, basic for Class A and Class B (3)	$0.30	$0.19	$0.01	$0.03	$—	$(0.01)	$0.01	$(0.04)	$0.49

Net income per weighted-average share, diluted for Class A and Class B (4)	$0.29	$0.19	$0.01	$0.03	$—	$(0.01)	$0.01	$(0.04)	$0.48

(1)	For the first quarter of 2011, we capitalized $32.3 million (including $4.9 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $28.5 million for the first quarter of 2011.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be re-calculated during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, tax audit closures, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Calculated based upon 417,444 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 429,247 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended March 31, 2010

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items	Capitalized Software Development Costs (1)	Stock-Based Compensation Included in Capitalized Software Development	Tax Adjustment (2)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$40,121	(385)	(12)	(3,111)	—	(23,681)	—	—	$12,932
Cost of services revenues	$68,529	(4,157)	(55)	(257)	—	—	—	—	$64,060
Research and development	$138,112	(34,723)	(983)	(473)	—	26,041	(4,180)	—	$123,794
Sales and marketing	$216,829	(16,047)	(337)	(440)	—	—	—	—	$200,005
General and administrative	$67,756	(8,385)	(211)	(38)	(1,239)	—	—	—	$57,883

Operating income	$102,186	63,697	1,598	4,319	1,239	(2,360)	4,180	—	$174,859
Operating margin	16.1%	10.1%	0.3%	0.7%	0.1%	-0.4%	0.7%	—	27.6%

Income before income taxes	$97,639	63,697	1,598	4,319	1,239	(2,360)	4,180	—	$170,312

Income tax provision	$19,218							18,251	$37,469
Tax rate	19.7%								22.0%

Net income	$78,421	63,697	1,598	4,319	1,239	(2,360)	4,180	(18,251)	$132,843

Net income per weighted-average share, basic for Class A and Class B (3)	$0.19	$0.16	$0.01	$0.01	$—	$—	$0.01	$(0.05)	$0.33

Net income per weighted-average share, diluted for Class A and Class B (4)	$0.19	$0.15	$—	$0.01	$—	$—	$0.01	$(0.04)	$0.32

(1)	For the first quarter of 2010, we capitalized $26.0 million (including $4.2 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $23.7 million for the first quarter of 2010.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be re-calculated during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, tax audit closures, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Calculated based upon 404,480 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 416,853 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

REVENUE BY TYPE

(in thousands)

(unaudited)

	For the Three Months Ended March 31,
	2011	2010
Revenues:
License	$418,999	$312,177
Services:
Software maintenance	363,806	267,244
Professional services	60,916	54,112

Total services	424,722	321,356

	$843,721	$633,533

Percentage of revenues:
License	49.7%	49.3%
Services:
Software maintenance	43.1%	42.2%
Professional services	7.2%	8.5%

Total services	50.3%	50.7%

	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

For the Three Months Ended March 31, 2011 and 2010

(in thousands)

(unaudited)

	For the Three Months Ended March 31,
	2011	2010
GAAP cash flows from operating activities	$477,917	$354,952
Capitalized software development costs	(27,422)	(21,861)
Excess tax benefits from stock-based compensation	50,008	23,918
Capital expenditures	(27,046)	(31,112)

Free cash flows	$473,457	$325,897

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

For the Trailing Twelve Months Ended March 31, 2011 and 2010

(in thousands)

(unaudited)

	For the Trailing Twelve Months Ended March 31,
	2011	2010
GAAP cash flows from operating activities	$1,297,354	$1,081,329
Capitalized software development costs	(69,710)	(60,537)
Excess tax benefits from stock-based compensation	249,547	49,902
Capital expenditures	(127,629)	(98,662)

Free cash flows	$1,349,562	$972,032

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, we have disclosed in this press release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, non-GAAP operating margin and trailing twelve-month free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of intangible assets, acquisition related items, and the net effect of the amortization and capitalization of software development costs, each as discussed below.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•

Stock-based compensation. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. In addition, we account for stock-based compensation under GAAP, which requires that we report the excess income tax benefit from stock-based compensation as a financing cash flow rather than as an operating cash flow. We have added this benefit back to our calculation of free cash flows in order to generally classify cash flows arising from income taxes as operating cash flows.

•

Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond our control and do not correlate to the operation of the business.

•

Amortization of intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets, provides investors and others with a consistent basis for comparison across accounting periods.

•

Acquisition related items. Acquisition related items include direct costs of acquisitions, such as transaction fees, which vary significantly and are unique to each acquisition. Additionally, VMware does not acquire businesses on a predictable cycle.

•

Amortization and capitalization of software development costs. Amortization and capitalization of software development costs can vary significantly depending upon the timing of products reaching technological feasibility and being made generally available. In addition, we exclude the capitalization of software from our free cash flows to better convey management’s view of operating cash flows. If we did not capitalize costs under generally accepted accounting guidance, our GAAP operating cash flows would be lower as a result of additional expense recognized within net income and paid out in cash during the period.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations. As discussed above, we also exclude capitalization of software development costs and the excess income tax benefit from stock-based compensation from our measure of free cash flows.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in costs of revenues and operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.

Contacts:

Michael Haase

VMware Investor Relations

mhaase@vmware.com

650-427-2875

Gloria Lee

VMware Investor Relations

glee@vmware.com

650-427-3267

Joan Stone

VMware Global Communications

joanstone@vmware.com

650-427-4436